UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

 (Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street, Manistique, MI	49854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Not Applicable

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 27, 2012, Mackinac Financial Corporation (the “Company”) announced that it intended to conduct a $7 million rights offering.  The Company subsequently filed a prospectus (the “Prospectus”) with the Securities and Exchange Commission on May 31, 2012 pursuant to which the Company launched the rights offering.

As of July 9, 2012, members of the Company’s board of directors and executive management team have given notice of their intent to exercise rights to purchase an aggregate of approximately $600,000 of the Company’s shares in the rights offering, including pursuant to their over-subscription privilege, if available.  The rights offering has not yet closed and the shares have not yet been issued.

In the Prospectus, the Company had indicated that members of the Company’s board of directors and executive management team had indicated an interest in purchasing an aggregate of approximately $112,000 of the Company’s shares in the rights offering, including pursuant to their over-subscription privilege, if available.  This number has substantially increased as set forth above.

Additional Information

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This current report contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mackinac Financial Corporation
(Registrant)

July 9, 2012	/s/ Ernie R. Krueger
(Date)	Ernie R. Krueger
Executive Vice President/Chief Financial Officer